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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549
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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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                               MARCH 5, 1997
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                           DESIGNER HOLDINGS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             DELAWARE              1-11707           13-3818542
          (STATE OR OTHER     (COMMISSION FILE    (I.R.S. EMPLOYER
           JURISDICTION            NUMBER)         IDENTIFICATION NO.)
         OF INCORPORATION)

                          1385 BROADWAY, THIRD FLOOR
                           NEW YORK, NEW YORK 10018
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               (212) 556-9600
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                    N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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        ITEM 5.   OTHER EVENTS.

             On September 27, 1996, Designer Holdings Ltd. (the "Company") entered into a 30-year licensing agreement (the "License Agreement") with a subsidiary of Donna Karan International Inc. ("Donna Karan International") for the exclusive production, sale and distribution of mens, womens and, with certain exceptions, childrens jeanswear under the DKNY Jeans label.

             On March 5, 1997, the Company announced that the License Agreement with Donna Karan International had been terminated by mutual agreement. Donna Karan International will return all monies paid in connection with the License Agreement, including the initial $6 million payment and $1.26 million prepaid royalty. In addition, in order to assure a smooth transition for the DKNY Jeanswear business, Donna Karan International will purchase sales plans, patterns, samples, fabrics and other materials developed in connection with the DKNY Jeanswear business for an amount that will allow the Company to cover all its expenditures related to the License Agreement.


        ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

        Exhibit No.


                                 SIGNATURE

                  Pursuant to the requirements of the Securities
        Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DESIGNER HOLDINGS LTD.

                                 By:   /s/ John J. Jones
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                                 Name:     John J. Jones
                                 Title:    Vice President, Secretary
                                           and General Counsel

        Date: March 12 , 1997